PRESS RELEASE	EXHIBIT 99.1

AST SpaceMobile Provides Business Update and Fourth Quarter and Full Year 2023 Results

MIDLAND, TX, April 1, 2024 – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, and designed for both commercial and government applications, is providing its business update for the three months and fiscal year ended December 31, 2023.

“It has been a busy and exciting start to 2024 for AST SpaceMobile, with new partners joining our mission, manufacturing ramping, and commercialization approaching,” said Abel Avellan, Chairman and CEO of AST SpaceMobile. “With a clear vision and a strong foundation, AST SpaceMobile is well-positioned to lead the charge in bridging the digital divide.”

Business Update

•
Key Investments and Commercial Agreements With AT&T, Google, Vodafone and the United States Government
o
Milestone strategic financing is a vote of confidence in AST’s tech and business model
o
Fixed-firm-price contract award announced with the United States Government through a prime contractor, expected to produce initial revenue in Q1 2024
o
Necessary funding on-hand to execute near-term strategic plan for the launch of five 700 sq. ft. Block 1 BlueBird satellites and first next generation 2,400 sq. ft. Block 2 BlueBird satellite, which will surpass Block 1 BlueBird satellites as the largest commercial phased array in low Earth orbit
o
Continue to advance discussions with additional strategic partners, following the blueprint of strategic investments alongside commercial payments
•
FCC Approves Framework for the Use of Terrestrial Spectrum for SpaceMobile (Direct-to-Device)
o
Potential to unlock 200+ MHz of terrestrial low band spectrum for satellite direct-to-device use
o
FCC voted 5-0 on March 14 to approve the Supplemental Coverage from Space NPRM draft rules published in February
o
Should facilitate AST’s FCC application to provide commercial services in the US
o
We anticipate many regulatory entities globally will follow the new US regulatory regime

o
Simplifies overall application process by making standard rules which cover the majority of AST’s application
•
Production, Assembly and Testing Capabilities Now Fully Operational at Texas Facilities
o
Continue to ramp production capability of microns, the building blocks of our Block 1 and Block 2 satellites
o
Production of five 700 sq. ft. Block 1 BlueBird satellites was impacted by two suppliers, leading to delays in integration and testing; In order to accelerate production of our next satellites and reduce dependency on these suppliers, we acquired a non-exclusive and worldwide license to manufacture one of the subsystems, and replaced the supplier of the other subsystem with a new supplier with whom we have completed a new design and now own the IP
o
We will now be able to manufacture in-house or through third-parties using our own IP approximately 95% of all satellite subsystems for our next generation Block 2 BlueBird satellites
•
Orbital Launch Updates Provide Near-Term Timeline
o
Five 700 sq. ft. Block 1 BlueBird Satellites expected to be transported from our assembly facilities to the launch site between July and August of 2024
o
Secured launch contract for first 2,400 sq. ft next generation Block 2 BlueBird satellite, with a contractual launch window from December 2024 to March 2025
•
Custom ASIC Enters Tape-Out Phase With TSMC, Planned to Enable Up To 120 Mbps Peak Data Rates on 40 MHz Spectrum Channels and Processing Bandwidth of Up To 10,000 MHz Per Satellite
o
Novel, custom and low-power architecture developed to enable up to a tenfold improvement in processing bandwidth on each next generation 2,400 sq. ft. Block 2 BlueBird satellite
o
Represents a competitive advantage developed over four years, equivalent to an estimated 150 man-years, with approximately $45.0 million of development
•
Progressing Non-Dilutive Quasi-Governmental Funding Sources With Non-Binding Letters of Interest from Three Institutions
o
Framework for accessing significant long-term, lower-cost non-dilutive capital

Fourth Quarter and Full Year 2023 Financial Highlights

•
As of December 31, 2023, we had cash, cash equivalents and restricted cash on hand of $88.1 million. We ended the first quarter of 2024 with cash and cash equivalents and restricted cash of approximately $210.8 million. We have additional liquidity of $51.5 million in gross proceeds available to draw under the Senior Secured Credit Facility, subject to certain conditions and approvals
•
Total operating expenses for the fourth quarter of 2023 were $60.9 million, including $22.3 million of depreciation and amortization and stock-based compensation expense. This represents an increase of $1.9 million as compared to $59.0 million in the third quarter of 2023, due to a $0.6 million increase in depreciation and amortization expense, a $0.5 million increase in engineering services costs, and a $1.4 million increase in research and development costs offset by a $0.5 million decrease in general and administrative costs

•
Total operating expenses increased by $69.5 million to $222.4 million for the year ended December 31, 2023, as compared to $152.9 million for the year ended December 31, 2022
•
Total Adjusted operating expenses for the fourth quarter of 2023 were $38.6 million, an increase of $1.3 million as compared to $37.3 million in the third quarter of 2023, due to a $1.4 million increase in research and development costs and a $0.5 million increase in Adjusted engineering services costs offset by a $0.6 million decrease in Adjusted general and administrative costs(1)
•
As of December 31, 2023, we have incurred approximately $299.7 million of gross capitalized property and equipment costs and accumulated depreciation and amortization of $61.2 million. The capitalized costs include costs of our BlueWalker 3 satellite, assembly and integration facilities including assembly and test equipment, satellite materials, advance launch payments and ground antennas

(1) See reconciliation of Adjusted operating expenses to Total operating expenses, Adjusted engineering services costs to Engineering services costs and Adjusted general and administrative costs to General and administrative costs in the tables accompanying this press release.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs. We believe these non-GAAP financial measures are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. These non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measures. Reconciliation of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Conference Call Information

AST SpaceMobile will hold a quarterly business update conference call at 5:00 p.m. (Eastern Time) on Monday, April 1, 2024. The call will be accessible via a live webcast on the Events page of AST SpaceMobile’s Investor Relations website at https://ast-science.com/investors/. An archive of the webcast will be available shortly after the call.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today’s five billion mobile subscribers and finally bring broadband to the billions who remain unconnected. For more information, follow AST SpaceMobile on YouTube, X (Formerly Twitter), LinkedIn and Facebook. Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of AST SpaceMobile to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside AST SpaceMobile’s control and are difficult to predict.

Factors that may cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 1 Bluebird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; and (vii) other risks and uncertainties indicated in the Company’s filings with the SEC, including those in the Risk Factors section of AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors incorporated by reference into AST SpaceMobile’s Form 10-K filed with the SEC on April 1, 2024. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contact:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com

Fourth Quarter and Fiscal Year 2023 Financial Results

AST SPACEMOBILE, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$85,622	$238,588
Restricted cash	2,475	668
Prepaid expenses	4,591	4,100
Other current assets	14,194	24,954
Total current assets	106,882	268,310

Non-current assets:
Property and equipment, net	238,478	145,989
Operating lease right-of-use assets, net	13,221	7,671
Other non-current assets	2,311	16,402
TOTAL ASSETS	$360,892	$438,372

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	20,575	13,929
Accrued expenses and other current liabilities	23,926	12,903
Current operating lease liabilities	1,468	722
Current portion of long-term debt, net	252	242
Total current liabilities	46,221	27,796

Non-current liabilities:
Warrant liabilities	29,960	38,946
Non-current operating lease liabilities	11,900	7,046
Long-term debt, net	59,252	4,758
Total liabilities	147,333	78,546

Commitments and contingencies

Stockholders' Equity:
Class A Common Stock, $.0001 par value; 800,000,000 shares authorized; 90,161,309 and 71,819,926 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively.	9	7
Class B Common Stock, $.0001 par value; 200,000,000 shares authorized; 50,041,757 shares issued and outstanding as of December 31, 2023 and December 31, 2022.	5	5
Class C Common Stock, $.0001 par value; 125,000,000 shares authorized; 78,163,078 shares issued and outstanding as of December 31, 2023 and December 31, 2022.	8	8
Additional paid-in capital	288,404	235,384
Accumulated other comprehensive income	227	229
Accumulated deficit	(189,662)	(102,101)
Noncontrolling interest	114,568	226,294
Total stockholders' equity	213,559	359,826

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$360,892	$438,372

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

	Year Ended December 31,
	2023	2022

Revenues	$-	$13,825

Cost of sales (exclusive of items shown separately below)	-	6,714

Gross profit	-	7,111

Operating expenses:
Engineering services costs	78,811	54,212
General and administrative costs	41,601	48,332
Research and development costs	47,486	45,620
Depreciation and amortization	54,469	4,711
Total operating expenses	222,367	152,875

Other income (expense):
Gain on remeasurement of warrant liabilities	8,986	19,114
Interest income (expense), net	2,675	2,633
Other (expense) income, net	(10,290)	21,521
Total other income (expense), net	1,371	43,268

Loss before income tax expense	(220,996)	(102,496)
Income tax expense	(1,681)	(617)
Net loss before allocation to noncontrolling interest	(222,677)	(103,113)

Net loss attributable to noncontrolling interest	(135,116)	(71,473)
Net loss attributable to common stockholders	$(87,561)	$(31,640)
Net loss per share attributable to holders of Class A Common Stock
Basic and diluted	$(1.07)	$(0.58)
Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	81,824,122	54,437,073

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Dollars in thousands)

	Year Ended December 31,
	2023	2022

Net loss before allocation to noncontrolling interest	$(222,677)	$(103,113)
Other comprehensive loss
Foreign currency translation adjustments	(6)	(295)
Total other comprehensive loss	(6)	(295)
Total comprehensive loss before allocation to noncontrolling interest	(222,683)	(103,408)
Comprehensive loss attributable to noncontrolling interest	(135,120)	(71,704)
Comprehensive loss attributable to common stockholders	$(87,563)	$(31,704)

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	For the Three Months Ended December 31,
	2023	2022

Revenues	$-	$-

Cost of sales (exclusive of items shown separately below)	-	-

Gross profit	-	-

Operating expenses:
Engineering services costs	19,992	16,004
General and administrative costs	10,528	10,698
Research and development costs	10,766	14,651
Depreciation and amortization	19,592	1,254
Total operating expenses	60,878	42,607

Other (expense) income:
Gain on remeasurement of warrant liabilities	(12,468)	17,445
Interest (expense) income, net	(1,635)	1,612
Other expense, net	(55)	(1,669)
Total other (expense) income, net	(14,158)	17,388

Loss before income tax (expense) benefit	(75,036)	(25,219)
Income tax (expense) benefit	(2,088)	130
Net loss before allocation to noncontrolling interest	(77,124)	(25,089)

Net loss attributable to noncontrolling interest	(45,198)	(16,860)
Net loss attributable to common stockholders	$(31,926)	$(8,229)
Net loss per share of common stock attributable to common stockholders
Basic and diluted	$(0.35)	$(0.14)
Weighted average shares used in computing net loss per share of common stock
Basic and diluted	90,008,459	60,799,275

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31,
	2023	2022

Net income loss before allocation to noncontrolling interest	$(77,124)	$(25,089)
Other comprehensive loss
Foreign currency translation adjustments	520	1,570
Total other comprehensive loss	520	1,570
Total comprehensive loss before allocation to noncontrolling interest	(76,604)	(23,519)
Comprehensive loss attributable to noncontrolling interest	(44,894)	(15,789)
Comprehensive loss attributable to common stockholders	$(31,710)	$(7,730)

AST SPACEMOBILE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years Ended December 31,
	2023	2022

Cash flows from operating activities:
Net loss before allocation to noncontrolling interest	$(222,677)	$(103,113)
Adjustments to reconcile net loss before noncontrolling interest to cash used in operating activities:
Gain on sale of Nano	-	(24,542)
Depreciation and amortization	54,469	4,711
Gain on remeasurement of warrant liabilities	(8,986)	(19,114)
Loss on sale of Property and equipment	110	305
Amortization of debt issuance costs	1,155	-
Stock-based compensation	13,289	9,391
Issuance of common stock for commitment shares	-	332
Changes in operating assets and liabilities:	-
Accounts receivable	-	(1,993)
Inventory	-	(2,461)
Prepaid expenses and other current assets	12,082	(24,588)
Accounts payable and accrued expenses	(149)	18,438
Operating lease right-of-use assets and operating lease liabilities	48	40
Deferred revenue	-	2,395
Other assets and liabilities	1,717	(16,265)
Net cash used in operating activities	(148,942)	(156,464)

Cash flows from investing activities:
Purchase of property and equipment and advance launch payments	(118,807)	(57,284)
Proceeds from sale of Nano, net of cash deconsolidated and transaction costs	-	25,932
Net cash used in investing activities	(118,807)	(31,352)

Cash flows from financing activities:
Proceeds from debt	63,500	230
Repayments of debt	(242)	-
Payment for debt issuance costs	(9,653)	-
Proceeds from issuance of common stock, net of issuance costs	63,767	102,023
Issuance of equity under employee stock plan	225	73
Employee taxes paid for stock-based compensation awards	(865)	-
Proceeds from warrant exercises	-	14
Net cash provided by financing activities	116,732	102,340

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(142)	195

Net (decrease) increase in cash, cash equivalents and restricted cash	(151,159)	(85,281)
Cash, cash equivalents and restricted cash, beginning of period	239,256	324,537
Cash, cash equivalents and restricted cash, end of period	$88,097	$239,256

Supplemental disclosure of cash flow information:
Non-cash transactions:
Purchases of property and equipment in accounts payable and accrued expenses	$18,409	$4,926
Right-of-use assets obtained in exchange for operating lease liabilities	6,739	1,129
Cash paid during the fiscal year for:
Interest	$3,243	$224
Income taxes, net	492	684

AST SPACEMOBILE, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED MEASURES (UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31, 2023
	GAAP Reported	Stock-Based Compensation Expense	Adjusted

Engineering services costs	$19,992	$(1,475)	$18,517
General and administrative costs	10,528	$(1,219)	9,309
Research and development costs	10,766		10,766
Depreciation and amortization	19,592		19,592
Total operating expenses	$60,878	$(2,694)	$58,184
Less: Depreciation and amortization			(19,592)
Adjusted operating expenses			$38,592

	For the Three Months Ended September 30, 2023
	GAAP Reported	Stock-Based Compensation Expense	Adjusted
Engineering services costs	$19,523	$(1,507)	$18,016
General and administrative costs	10,995	(1,082)	9,913
Research and development costs	9,418	-	9,418
Depreciation and amortization	19,029	-	19,029
Total operating expenses	$58,965	$(2,589)	$56,376
Less: Depreciation and amortization			(19,029)
Adjusted operating expenses			$37,347

Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are alternative financial measures used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense and define Adjusted engineering services costs and Adjusted general and administrative costs as engineering services costs and general and administrative costs adjusted to exclude stock-based compensation expenses.

We believe Adjusted operating expenses, Adjusted engineering services costs and Adjusted general and administrative costs are useful measures across time in evaluating our operating performance as we use these measures to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expenses, Adjusted engineering services costs, and Adjusted general and administrative costs are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP, and therefore have limits in their usefulness to investors. Because of the non-standardized definitions, these measures may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. These measures are not, and should not be viewed as, a substitute for their most directly comparable GAAP measure of Total operating expenses, Engineering services costs and General and administrative costs.